Exhibit Sub-Item 77C

The Special Meeting of Shareholders of Focus Trust was held
June 24, 1998 for purposes of considering and acting upon the mattersset forth in the Proxy Statement and summarized below. A quorum was represented at the Meeting and the voting results are also set forth below:

1. 	Approval of New Investment Advisory and Management Agreement with
	Legg Mason Fund Adviser, Inc.:        	For             	Against        	Abstain
     		284,629		15,358          	4,492

2.	Approval of New Distribution Plan:

        	For             	Against        	Abstain
     		272,604		          28,063          	3,812

3. Election of Eight Directors:
                                 		For          Withhold Authority
   Richard G. Gilmore               288,831         15,648
  	Jill E. McGovern                 288,831         15,648
  	T.A. Rodgers		                   288,831         15,648
  	Arnold L. Lehman			              288,831       	 15,648
  	John F. Curley, Jr.              288,831         15,648


4. 	Ratification of Selection of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1998:

        For      		Against      Abstain
     	294,008    		 4,998        5,473